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                                                              EXHIBIT 10(iii).10


                     THE 2001 AMENDED AND RESTATED OPERATING
                             PERFORMANCE BONUS PLAN
                     FOR EXECUTIVE OFFICERS OF SAFEWAY INC.


     Safeway Inc., a Delaware corporation (the "Company"), previously adopted The Operating Performance Bonus Plan for Executive Officers of Safeway Inc. (the "Plan"). The objectives of the Plan are to motivate and reward executives to produce results that increase stockholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives.

     Under the terms of the Plan, the Board of Directors of the Company (the "Board") reserved the right to amend the Plan. The Board of Directors of the Company has adopted this amendment and restatement of the Plan, effective with respect to bonuses for fiscal years beginning on or after December 31, 2000, subject to approval of this amendment and restatement of the Plan by the stockholders of the Company.

ARTICLE I.

                                   DEFINITIONS

     Section 1.1 - Base Compensation. "Base Compensation" shall mean the Participant's regular weekly base salary rate, excluding moving expenses, bonus pay and other payments which are not considered part of regular weekly salary rate, multiplied by the number of weeks the Participant is eligible, including up to six weeks of Paid Leave of Absence. Any changes in the Participant's regular weekly base salary rate effected during the fiscal year of the Company shall be taken into account, on a proportionate basis, in computing any bonus award for the fiscal year.

     Section 1.2 - Paid Leave of Absence. "Paid Leave of Absence" shall mean a period of time during which a Participant performs no duties due to an illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which the Participant is so paid or so entitled to payment by the Company, whether direct or indirect, but excluding vacation time.

     Section 1.3 - Participant. "Participant" shall mean the Company's Chief Executive Officer ("CEO") and any other Executive Officer (including the Senior Vice President - Supply). "Executive Officer" shall mean any officer of the Company subject to Section 16(a) of the Securities Exchange Act of 1934, as amended..

                                  ARTICLE II.

                                  BONUS AWARDS

     Section 2.1 - CEO. The CEO is eligible for a bonus award under this Section
2.1. For each fiscal year of the Company, the Section 162(m) Committee of the Board (the "Committee") shall establish an objectively determinable performance target under this Section 2.1, which shall include one or more of the following components of overall Company
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performance: (i) identical store sales, (ii) operating profit, and (iii)
working capital, in each case as determined in accordance with the Company's accounting practices, as in effect on the first day of such fiscal year, and which may also provide for adjustments in accordance with Section 2.4. Achievement of specified levels above the performance target will result in a bonus award to the CEO not to exceed a percentage of Base Compensation determined by the Committee, up to a maximum bonus award of $3.0 million, paid in accordance with Article III. The Committee shall establish such specified levels above the performance target and the bonus award to be paid at each such specified level. Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Company for the fiscal year to which such bonus award relates.

     Section 2.2 - Executive Officers. Each Executive Officer (including the Senior Vice President - Supply, but excluding the CEO) is eligible for a bonus award under this Section 2.2. Achievement of specified levels above the performance target described under Section 2.1 will result in a bonus award to an Executive Officer not to exceed a percentage of such Executive Officer's Base Compensation determined by the Committee, up to a maximum bonus award of $1.5 million, paid in accordance with Article III. For each Executive Officer, the Committee shall establish such specified levels above the performance target and the bonus award to be paid at each such specified level. At the discretion of the Committee, however, the Committee may reduce the bonus amount payable to any Executive Officer. Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Company for the fiscal year to which such bonus award relates.

     Section 2.3 - Senior Vice President - Supply. The Senior Vice President - Supply is eligible for a bonus award under this Section 2.3. For each fiscal year of the Company, the Committee shall establish an objectively determinable performance target under this Section 2.3, which shall include one or more of the following components of performance for the Supply Division: (i) Supply Division operating income, (ii) plant performance, (iii) third party sales income contribution, (iv) working capital, and (v) identical store sales, in each case as determined in accordance with the Company's accounting practices, as in effect on the first day of such fiscal year, and which may also provide for adjustments in accordance with Section 2.4. Achievement of specified levels above the performance target will result in a bonus award not to exceed a percentage of Base Compensation determined by the Committee, up to a maximum bonus award of $550,000, paid in accordance with Article III. The Committee shall establish such specified levels above the performance target and the bonus award to be paid at each such specified level. Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Supply Division for the fiscal year to which such bonus award relates.

     Section 2.4 - Adjustments to Performance Components. For each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with generally accepted accounting principles ("GAAP"), to any of the performance components under Section 2.1, 2.3 or 5.3 for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence,
(ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principle under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (v) attributable to the business operations of any entity acquired by the Company during the fiscal year.

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                                  ARTICLE III.

                             PAYMENT OF BONUS AWARD

     Section 3.1 - Form of Payment. Each Participant's bonus award may be paid, at the option of the Participant, in cash or in stock, or in any combination of cash and stock. Stock bonuses shall be paid in accordance with the provisions of the 1999 Amended and Restated Equity Participation Plan of Safeway Inc.

     Section 3.2 - Timing of Payment. Unless otherwise directed by the Committee, each bonus award shall be paid as soon as practicable after the end of the fiscal year to which such bonus award relates.

                                  ARTICLE IV.

                                 SECTION 162(m)

     Section 4.1 - Qualified Performance Based Compensation. The Committee, in its discretion, may determine whether a bonus award should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and may take such actions which it may deem necessary to ensure that such bonus award will so qualify.

     Section 4.2 - Performance Goals. With respect to any bonus award which the Committee determines should qualify as performance-based compensation, any of the performance targets described in Sections 2.1 and 2.3, if applicable to such bonus award, shall be established in writing before the first day of the fiscal year to which such bonus award relates; provided, however, that, to the extent permitted under Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, such performance targets may be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and, provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed.

                                   ARTICLE V.

               TRANSFERS, TERMINATIONS AND NEW EXECUTIVE OFFICERS

     Section 5.1 - Transfers. For a Participant who is transferred from one Executive Officer position to another during a fiscal year, the bonus award for the fiscal year will be the sum of the pro-rata bonus awards calculated for each position.

     Section 5.2 - Terminations. Except as provided in Section 5.1 or as otherwise provided by the Committee, a Participant who, whether voluntarily or involuntarily, is terminated, demoted, transferred or otherwise ceases to be an Executive Officer at any time during a fiscal year shall not be eligible to receive a partial fiscal year bonus award, except when the reason for leaving the position is for reason of health or retirement; provided, however, that

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with respect to a Participant who leaves for reason of health or retirement, the
Committee may determine that such Participant shall not receive a partial fiscal year bonus award.

     Section 5.3 - New Executive Officers. A Participant who is transferred from a non-Executive Officer position to an Executive Officer position during a fiscal year, or who commences employment with the Company in an Executive Officer position during a fiscal year, shall be eligible for a bonus award for such fiscal year in accordance with Article II, unless the Committee determines, on the basis that the performance targets established under Article II are no longer substantially uncertain or otherwise, that such Participant shall be eligible for a bonus award for such fiscal year under this Section 5.3. In the event a Participant is eligible for a bonus award under this Section 5.3, for such fiscal year, the Committee shall establish an objectively determinable performance target under this Section 5.3, which shall relate to such Participant's period of service as an Executive Officer during such fiscal year, and which shall include one or more of the performance components specified in
Section 2.1 (and, if such a Participant is the Senior Vice President - Supply, one or more of the performance components under Section 2.3) and may also provide for adjustments in accordance with Section 2.4. Achievement of specified levels above the performance target will result in a bonus award to such Participant not to exceed a percentage of Base Compensation determined by the Committee, up to a maximum bonus award of $3.0 million (in the case of the CEO) or $1.5 million (in the case of any Executive Officer other than the CEO), paid in accordance with Article III. The Committee shall establish such specified levels above the performance target and the bonus award to be paid at each such specified level. At the discretion of the Committee, however, the Committee may reduce the bonus payable to any such Participant (other than the CEO). Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Company for the fiscal year to which such bonus award relates. With respect to any bonus award under this Section 5.3 which the Committee determines should qualify as performance-based compensation, any of the performance targets described in this Section 5.3, if applicable to such bonus award, shall be established in writing before the first day of such Participant's employment in an Executive Officer position during the fiscal year to which such bonus relates; provided, however, that, to the extent permitted under Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, such performance targets may be established in writing by the Committee after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and, provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has been established.

                                  ARTICLE VI.

                                 ADMINISTRATION

     Section 6.1 - Committee

     (a) The Committee shall consist of at least two persons appointed by and holding office at the pleasure of the Board.

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     (b) Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

     Section 6.2 - Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee.

     Section 6.3 - Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

                                  ARTICLE VII.

                                OTHER PROVISIONS

     Section 7.1 - Amendment, Suspension or Termination of the Plan. This Plan does not constitute a promise to pay and may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, to the extent required by Section 162(m) with respect to bonus awards which the Committee determines should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, no action of the Board may modify the performance targets described in Sections 2.1 and 2.3 if applicable to such bonus awards, after the commencement of the year with respect to which such bonus awards relate.

     Section 7.2 - Approval of Plan by Stockholders. This amendment and restatement of the Plan shall be submitted for the approval of the Company's stockholders at the annual meeting of stockholders to be held in 2001. In the event that this amendment and restatement of the Plan is not so approved, this amendment and restatement of the Plan shall cease to be effective, and the Plan, as in effect prior to this amendment and restatement of the Plan, shall continue in accordance with the terms thereof.

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